EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Theodore A. Boutacoff, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of IRIDEX Corporation on Form 10-K for the fiscal year ended January 1, 2005 (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of IRIDEX Corporation.

Date: April 1, 2005

By:	/s/ THEODORE A. BOUTACOFF
	Name:	Theodore A. Boutacoff
	Title:	President and Chief Executive Officer (Principal Executive Officer)

I, Larry Tannenbaum, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of IRIDEX Corporation on Form 10-K for the fiscal year ended January 1, 2005 (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of IRIDEX Corporation.

Date: April 1, 2005

By:	/s/ LARRY TANNENBAUM
	Name:	Larry Tannenbaum
	Title:	Chief Financial Officer and Vice President, Administration (Principal Financial and Accounting Officer)